Exhibit 10.3

DIRECTV

PERFORMANCE STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of January 4, 2010 (“Effective Date”), is entered into between DIRECTV, a Delaware corporation (“DIRECTV”), and Michael D. White (“Executive”).

WHEREAS, at its meeting on December 21, 2009, the Compensation Committee of DIRECTV’s Board of Directors (the “Committee”) approved the grant to Executive of restricted stock units (the “Stock Units”), upon the terms and conditions set forth herein and subject to the terms and conditions of the Amended and Restated 2004 Stock Plan of The DIRECTV Group, Inc. (as it may be amended from time to time, the “Plan”); and

WHEREAS, at its meeting on November 18, 2009, the Board of Directors of The DIRECTV Group, Inc. (“Board”) approved the material terms and conditions of Executive’s employment as President and Chief Executive Officer of DIRECTV, including the grant of the Stock Units; and

WHEREAS, the Committee and the Board each has also approved the terms and conditions of an employment agreement with Executive effective as of January 1, 2010 (such agreement, as it may be amended from time to time, is referred to herein as the “Employment Agreement”); and

WHEREAS, both the Committee and the Board authorized the Chairman of the Committee to execute this Agreement on behalf of DIRECTV, in accordance with the resolutions adopted by each of the Committee and the Board at their respective meetings as referenced above.

NOW THEREFORE, in consideration of services rendered and to be rendered by Executive, and the mutual promises made herein and the mutual benefits to be derived therefrom, DIRECTV and Executive agree as follows:

1. Defined Terms.  Any capitalized term used herein and not otherwise defined herein shall have the meaning assigned to such term in the Plan.  Whenever the following words or phrases are used herein with the first letter capitalized, they shall have the respective meaning specified below:

“Award” means the grant to Executive of Stock Units pursuant to this Agreement and the Plan.

“Annual Performance Factor” means the factor determined annually with respect to the Performance Measures as established by the Committee pursuant to Section 8(a) and used to compute the Final Performance Factor.

“Company” means DIRECTV and its Subsidiaries.

“Early Vesting Date” means Executive’s Termination Date if Executive is terminated without Cause (as defined in the Employment Agreement), or if Executive’s employment is terminated due to his resignation for an Effective Termination (as defined in the Employment Agreement), or due to his death or Disability (as defined in the Employment Agreement) in each case prior to the Vesting Date.

“Final Performance Factor” means the final performance factor determined as of the Vesting Date pursuant to Section 8(a) and used to establish the number of Stock Units (if any) which shall vest under this Agreement.

“Performance Measure” means one of the three performance measures to be established by the Committee in accordance with Section 10 of the Plan for the Performance Period and Section 2.4(a) of the Employment Agreement.

“Performance Period” means the period beginning on January 1, 2010 and ending on December 31, 2012.

“Termination Date” means the date on which Executive’s employment with the Company terminates, if prior to the Vesting Date.

“Vesting Date” means December 31, 2012.

2. Grant.  Subject to the terms of this Agreement and the Plan, DIRECTV hereby grants to Executive a Stock Unit Award with respect to an aggregate of Four Hundred Thirty-Five Thousand, Four Hundred (435,400) Stock Units (subject to adjustment as provided in Section 14 of the Plan).  As used herein, the term “Stock Unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of DIRECTV’s Class A Common Stock (subject to adjustment as provided in Section 14 of the Plan) solely for purposes of the Plan and this Agreement.  The Stock Units shall be used solely as a device for the determination of the payment to be made to Executive if such Stock Units vest pursuant to Section 3 or Section 7.  The Stock Units shall not be treated as property or as a trust fund of any kind.  This Award is intended to be a Performance-Based Award, as defined in Section 10 of the Plan.

3. Performance Based Vesting.  Subject to Section 7, as of the Vesting Date, the Award shall vest and become nonforfeitable with respect to that number of Stock Units determined by multiplying the Final Performance Factor times the total number of Stock Units comprising the Award (subject to adjustment under Section 14 of the Plan).

4. Continuance of Employment.  Except as otherwise provided in Section 7 or pursuant to the Plan or the Employment Agreement, Executive’s continued employment or service through the Vesting Date is required as a condition to the vesting of the Award and the rights and benefits under this Agreement.  Partial employment or service, even if substantial, during the Performance Period will not entitle Executive to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services, except as otherwise provided in Section 7 below or under the Plan or the Employment Agreement.

5. Limitations on Rights Associated with Stock Units.  Executive shall have no rights as a stockholder of DIRECTV, no dividend rights (except as expressly provided in Section 8(c) with respect to Dividend Equivalents) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units, until such shares of Common Stock are actually issued to and held of record by Executive.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the shares of Common Stock, except as otherwise provided in Section 8(c).

6. Restrictions on Transfer.  Neither the Stock Units nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to (a) transfers to DIRECTV, (b) transfers by will or the laws of descent and distribution, or (c) transfers permitted under Section 15(i) of the Plan.

7. Effect of Termination of Employment on Vesting.  If DIRECTV terminates Executive’s employment for Cause (as defined in the Employment Agreement) or if Executive’s employment terminates other than due to his death, Disability (as defined in the Employment Agreement) or termination without Cause (as defined in the Employment Agreement) or resignation by Executive for an Effective Termination (as defined in the Employment Agreement), the Award of Stock Units hereunder and all other rights and benefits of Executive under this Agreement shall terminate on Executive’s Termination Date, unless otherwise approved by the Committee.  If DIRECTV terminates Executive’s employment without Cause or if Executive’s employment terminates due to his death or Disability, or due to his resignation for an Effective Termination, prior to the Vesting Date, the Award shall immediately vest on the Early Vesting Date as to the total number of Stock Units comprising the Award (subject to Section 14 of the Plan) without regard to the level of performance with respect to the Performance Measures.

8. Timing and Manner of Distribution with Respect to Stock Units.

(a) Determination of Number of Vested Stock Units.

On or prior to the last day of February in each of 2011 and 2012, the Committee shall determine the Annual Performance Factor for the immediately preceding fiscal year, in accordance with the Plan.  As soon as practicable after the Vesting Date, the Committee shall determine the Annual Performance Factor for the 2012 fiscal year and shall determine the Final Performance Factor, in accordance with the Plan.  The Final Performance Factor, as so determined by the Committee, shall be multiplied by the total number of Stock Units comprising this Award to determine the number of Stock Units that have become vested as of the Vesting Date.  In the case of an Early Vesting Date, the number of vested Stock Units shall be as provided in Section 7.

(b) Timing and Manner of Distribution.

Notwithstanding anything to the contrary in the Plan, DIRECTV shall deliver to Executive the number of shares of Common Stock equal to the number of vested Stock Units subject to this Award (subject to Section 14 of the Plan and subject to Sections 8(e) and 12 below) on the later of (i) January 15th of the calendar year following the calendar year of Executive’s termination of employment or (ii) the date that is six months after Executive’s termination of employment.

(c) Dividend Equivalents.

As of the Vesting Date (or, if applicable, the Early Vesting Date) Executive shall be entitled to payment for Dividend Equivalents (if any) with respect to vested Stock Units. For purposes of this Agreement, “Dividend Equivalents” means the aggregate amount of dividends paid by DIRECTV on the number of shares of Common Stock equivalent to the number of Stock Units that become vested during the period from the Effective Date until the date the shares of DIRECTV Common Stock associated with the vested Stock Units are issued or the cash amount paid (without interest or other adjustments to reflect the time value of money but subject to adjustment pursuant to Section 14 of the Plan).  Dividend Equivalents (if any) will be paid at the same time as the shares of DIRECTV Common Stock associated with the vested Stock Units to which they relate are issued or the cash amount provided for in Section 8(e) is paid.  Dividend Equivalents shall be paid in cash except as otherwise provided in Section 8(f).

(d) Termination of Stock Units.

To the extent that any Stock Units fail to vest as of the Vesting Date, or if the Award has terminated pursuant to Section 7, such unvested Stock Units shall immediately terminate without payment.  Executive shall have no further rights with respect to such terminated Stock Units.

(e) Payment of Cash in Lieu of Common Stock.

Notwithstanding anything in Section 8(b) to the contrary, the Committee, in its sole discretion, may elect to cause the Company to pay cash in an amount equal to the Fair Market Value of the vested Stock Units, determined as of the date on which the shares of Common Stock would otherwise have been issued pursuant to Section 8(b) and payable within ten business days after such date.

(f) Payment of Common Stock in Lieu of Cash for Dividend Equivalents

Notwithstanding anything in Section 8(c) to the contrary, the Committee, in its sole discretion, may elect to cause the Company to pay Dividend Equivalents (if any) in shares of Common Stock in lieu of cash, if and to the extent that DIRECTV issues shares of Common Stock to Executive in respect of the vested Stock Units pursuant to Section 8(b).  The number of shares of Common Stock payable as Dividend Equivalents will be determined by (i) determining the aggregate cash amount of Dividend Equivalents payable, and (ii) dividing such amount by the Fair Market Value of a share of Common Stock at the same date on which the Fair Market Value of shares of Common Stock associated with the vested Stock Units are established.

9. Adjustments Upon Specified Events.  As provided in Section 14 of the Plan, upon the occurrence of certain events relating to or affecting the Common Stock as contemplated by Section 14 of the Plan, the Committee shall, in such manner, to such extent (if any) and at such times as it deems appropriate and equitable in the circumstances, make adjustments in the number of Stock Units and the number and type of shares of Common Stock (or other securities or property) that may be issued in respect of the Award or provide for a cash payment or the assumption, substitution or exchange of the Award or the shares of Common Stock or other securities subject to the Award, based upon the distribution or consideration payable to holders of Common Stock generally.  All rights of Executive hereunder are subject to such adjustments and other provisions of the Plan.

10. Possible Early Termination of Award.  As permitted by Section 14 of the Plan, and without limiting the authority of the Committee under any of the provisions of Section 14 of the Plan, the Committee retains the right to terminate all or any portion of the Award upon a dissolution of DIRECTV or a reorganization event or transaction in which DIRECTV does not survive (or does not survive as a public company in respect of its outstanding Common Stock).  This Section 10 is not intended to prevent future vesting (including provision for future vesting) if the Award (or a substituted Award) remains outstanding following a transaction described in Section 14 of the Plan.

11. Leaves of Absence.  Absence from work caused by authorized sick leave or other leave approved in writing by DIRECTV or the Committee shall not be considered a termination of employment by DIRECTV for purposes of Section 7, unless otherwise determined by the Committee.

12. No Limitations on Acceleration; Deferral.

(a) No Limitation on Acceleration.

The Employment Agreement, in particular Section 4.9 thereof, contains express provisions regarding Section 280G and/or 4999 of the Code of the type described in Section 14(f) of the Plan. Accordingly, the limitations on acceleration set forth in Section 14(f) of the Plan shall not apply to this Award.  A reduction, if any, to this Award or other effect related to Section 280G and/or Section 4999 shall be governed by the Employment Agreement.

(b) Section 409A of the Code.

Notwithstanding anything herein to the contrary, (i) if, at the time of Executive’s termination of employment with DIRECTV, Executive is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or other consideration otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then DIRECTV will defer the commencement of the payment of any such payments or other consideration hereunder (without any reduction in such payments or other consideration ultimately paid or provided to Executive) until the date that is six months following Executive’s termination of employment with DIRECTV (or the earliest date as is permitted under Section 409A of the Code) and (ii) if any other payments of money or other consideration due to Executive hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other consideration shall be deferred if deferral will make such payment or other consideration compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible in a manner, determined by the Committee or the Board, that does not cause such an accelerated or additional tax or result in an additional cost to DIRECTV.  DIRECTV shall consult with its legal counsel and tax accountants in good faith regarding the implementation of the provisions of this Section 12(b), which shall be done only in a manner that is reasonably acceptable to Executive; provided, however, that neither DIRECTV, any subsidiary or other affiliate of DIRECTV, nor any of their employees or representatives shall have any liability to Executive with respect thereto.

13. Executive Not a Shareholder.  Neither Executive nor any Beneficiary or Personal Representative of Executive shall have any of the rights or privileges of a stockholder of DIRECTV as to any shares of Class A Common Stock subject to the Award until the issuance and delivery to him or such other person of a certificate (or book entry in lieu thereof) evidencing the shares registered in his or such other person’s name.  No adjustment will be made for dividends or other rights as a stockholder as to which the record date is prior to such date of delivery, except as otherwise provided in Section 8(c) or as otherwise approved by the Committee.

14. No Guarantee of Continued Service.  Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by DIRECTV or confers upon Executive any right to remain employed by DIRECTV, interferes in any way with the right of DIRECTV at any time to terminate such employment or affects the right of DIRECTV to increase or decrease Executive’s other compensation or benefits.  Nothing in this Section 14, however, is intended to adversely affect any independent contractual right of Executive under the Employment Agreement (or any other agreement between DIRECTV and Executive) without his consent thereto.

15. Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed: to DIRECTV at 2230 East Imperial Highway, El Segundo, California 90245, to the attention of the Corporate Secretary; and to Executive at the address on file with DIRECTV, or at such other address as either party may hereafter designate in writing to the other.

16. Effect of Agreement.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of DIRECTV, except to the extent the Committee determines otherwise.

17. Entire Agreement; Governing Law.  The Plan is incorporated herein and made a part hereof by this reference.  Subject to Section 19 below, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of DIRECTV and Executive with respect to the subject matter hereof.  The construction, interpretation, performance and enforcement of this Agreement and the Award shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

18. Plan.  The Award and all rights of Executive with respect thereto are subject to, and Executive agrees to be bound by, all of the terms and conditions of the provisions of the Plan, to the extent such provisions are applicable to Awards granted to Eligible Persons.  Executive acknowledges receipt of a copy of the Plan, and agrees to be bound by the terms thereof.  Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in Executive unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee specifically so conferred by appropriate action of the Committee under the Plan after the date hereof.

19. Employment Agreement.  If any provision of this Agreement is inconsistent with any provision of the Employment Agreement, the provisions of the Employment Agreement shall control.

20. Tax Withholding.  Upon the distribution of shares of the Common Stock in respect of the Stock Units or Dividend Equivalents, or payment of cash in respect of the Stock Units or Dividend Equivalents, if any, pursuant to Section 8(c) or otherwise in accordance with the Plan, DIRECTV shall have the right at its option to (a) require Executive to pay or provide for payment in cash of the amount of any taxes that DIRECTV may be required to withhold with respect to such distribution, or (b) deduct from any amount payable to Executive the amount of any taxes which DIRECTV may be required to withhold with respect to such payment or distribution.  In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock or other payment under this Agreement, the Committee may, in its sole discretion, direct DIRECTV to reduce the number of shares of Common Stock to be delivered by (or otherwise reacquire) the appropriate number of shares of Common Stock, valued at their then Fair Market Value, to satisfy such withholding obligation.

21. Limitation on Executive’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of DIRECTV as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Executive shall have only the rights of a general unsecured creditor of DIRECTV with respect to amounts credited and benefits payable in cash, if any, with respect to the Stock Units and the Dividend Equivalents (if any), and rights no greater than the right to receive the Common Stock (or equivalent value) as a general unsecured creditor with respect to Stock Units and the Dividend Equivalents (if any), as and when payable hereunder.

22. Amendment.  This Agreement may be amended in accordance with the terms of the Plan.  Any such amendment must be in writing and signed by DIRECTV.  The terms and conditions of this Agreement may not be restricted or limited by any amendment of this Agreement or the Plan without Executive’s consent.

23. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

24. Section Headings.  The Section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

IN WITNESS WHEREOF, DIRECTV has caused this Agreement to be executed on its behalf by the Chairman of its Compensation Committee and Executive has hereunto set his hand as of the date and year first above written.

DIRECTV By: /s/ CHARLES R. LEE Charles R. Lee Chairman of the Compensation Committee
EXECUTIVE By: /s/ MICHAEL D. WHITE Michael D. White